Exhibit 4.2

EXECUTION VERSION

ARCELORMITTAL,

as Company,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

and

CITIBANK, N.A.,

as Securities Administrator

Supplemental Indenture

Dated as of January 16, 2013

Supplemental to Subordinated Securities Indenture

Dated as of January 16, 2013

6.00% Mandatorily Convertible Subordinated Notes due 2016

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TABLE OF CONTENTS

(continued)

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SUPPLEMENTAL INDENTURE, dated as of January 16, 2013, (this “Supplemental Indenture”) among ArcelorMittal, a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”), Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”) under the Subordinated Securities Indenture dated as of January 16, 2013, among the company, the Trustee and the Securities Administrator (the “Base Indenture”), and Citibank, N.A., a national banking association, as securities administrator (the “Securities Administrator”) under the Base Indenture.

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee and the Securities Administrator to provide, among other things, for the issuance, from time to time, of the Company’s unsecured subordinated Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(h) of the Base Indenture provides for the Company, the Trustee and the Securities Administrator to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to establish a new series of its Securities to be known as its “6.00% Mandatorily Convertible Subordinated Notes due 2016” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Conversion Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee and the Securities Administrator execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Securities Administrator, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

SECTION 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accelerated Conversion Notice” has the meaning specified in Section 4.01(b).

“Accelerated Mandatory Conversion Date” means the sixth Trading Day following the date on which the Accelerated Conversion Notice is published.

A “Accelerated Mandatory Conversion Event” will occur if:

(i) a Rating Event occurs;

(ii) the Company fails to pay any amount or deliver any Ordinary Shares under the Notes within 30 days from the relevant due date; or

(iii) the Company fails duly to perform any other obligation arising under the terms of the Notes which failure is not capable of remedy or, if such failure is capable of remedy, such failure continues for more than 60 days.

“Additional Amounts” has the meaning specified in Section 2.03(a).

“Additional Interest Amount” has the meaning set out in Section 3.02.

“Additional Notes” has the meaning specified in Section 2.01(e).

“Agents” means the Trustee, the Securities Administrator, the Calculation Agent, the Paying Agents, the Conversion Agents and the Transfer Agent.

“Agent Members” has the meaning specified in Section 2.02(a).

A “Bankruptcy, Dissolution or Liquidation Event” will occur if a judgment is issued for the bankruptcy (faillite), dissolution or liquidation (liquidation judiciaire) of the Company or the Company is wound-up, dissolved or liquidated for any other reason, in each case, other than for the purposes of, or pursuant to, a merger, amalgamation, reorganization, division or restructuring while solvent, where the (or a) continuing entity assumes substantially all of the assets and obligations of the Company (including, for the avoidance of doubt, the Notes).

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, Paris, Luxembourg or Amsterdam or a Place of Payment (which will have been notified in writing to the Trustee and the Securities Administrator) are generally closed for business.

“Calculation Agent” means Conv-Ex Advisors Limited.

“Calculation Period” means:

(i) in the case of mandatory conversion of the Notes pursuant to Section 4.01(a), the 20 consecutive Trading Days immediately preceding the third Trading Day immediately preceding the Maturity Date; and

(ii) in the case of voluntary conversion of the Notes during a Special Voluntary Conversion Period, the 20 consecutive Trading Days immediately preceding the relevant Voluntary Conversion Date.

“Change of Control” means:

(i) one or more individuals or corporate entities (other than the Mittal Family), acting alone or in concert, acquiring the control of the Company, with “control” meaning the holding (directly or indirectly via companies controlled by the relevant Person(s)), of:

(a) the majority of the voting rights of the Ordinary Shares; or

(b) more than 33 1/3% of such voting rights if no other shareholder of the Company (including, for the avoidance of doubt, the Mittal Family), acting alone or in concert, holds (directly or indirectly via companies controlled by such shareholder) more than 40% of the voting rights attached to the Ordinary Shares; or

(ii) consummation of any recapitalization, reclassification, share exchange, consolidation, merger or any other transaction or event, or series of transactions or events, pursuant to which all or substantially all of the Ordinary Shares are exchanged for or converted into cash, securities or other property, 10% or more of which is not listed on a United States national securities exchange;

provided that, notwithstanding the foregoing, a “Change of Control” shall be deemed to have occurred, and each Holder will be entitled to convert each of its Notes into Settlement Shares at the Maximum Conversion Ratio, if (x) the Public Offer is an MTO or (y) the Public Offer was a voluntary offer but the CSSF determines prior to the end of the tender period of the Public Offer that the offeror must, following the completion of the voluntary Public Offer, launch an MTO (the “MTO Determination”), unless, in each case, the Mittal Family holds more than 40% of the voting rights attached to the Ordinary Shares at the time the MTO was launched (in the case of (x)) or determined to be required (in the case of (y)).

“Clearing System” means Euroclear and Clearstream Luxembourg.

“close of business” means 5:00 p.m. (New York City time).

“Compulsory Payment Event” means the occurrence of any of the following events:

(i) the shareholders of the Company or any Subsidiary of the Company have resolved at the annual general meeting on the proposal by the Board of Directors to pay or distribute a dividend or make a payment on any Junior Securities or the Board of Directors, or any Subsidiary of the Company, has declared the payment or distribution of, an interim dividend in respect of any Junior Securities, in each case other than (x) a dividend, distribution or payment which is made in the form of the further issuance of any Junior Securities; (y) a dividend, distribution or payment on any Junior Securities which is made to the Company or another member of the Group; or (z) any dividend which the Company resolved to pay at the Company’s annual general meeting of May 8, 2012;

(ii) the Company or any Subsidiary of the Company has, directly or indirectly, declared or made any discretionary distribution payment on any Parity Security (it being understood that any payment of interest (other than a payment of accrued interest upon a voluntary conversion into Ordinary Shares) on any Parity Security that permits optional deferral of interest is a Compulsory Payment Event); or

(iii) the Company or any Subsidiary of the Company redeems Junior Securities or Parity Securities or the Company or any Subsidiary of the Company repurchases or otherwise acquires any Junior Securities or Parity Securities (other than (u) in connection with any existing or future buy-back program, share option or free share allocation plan or any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (v) as a result of the exchange or conversion of one class of Junior Securities or Parity Securities for another class, (w) in the case of Parity Securities only, such redemption or acquisition is below par, (x) in connection with any repurchase or acquisition of Junior Securities or Parity Securities from other companies in the Group, (y) in the event that the Company or any Subsidiary of the Company receives Junior Securities or Parity Securities as consideration for a sale of assets to third parties, or (z) a repurchase in connection with any obligation of the

Company or any Subsidiary of the Company to deliver at least an equal nominal amount of Junior Securities to the holders of any convertible or exchangeable bond issued by the Company or any Subsidiary of the Company (whether or not any holder of such convertible or exchangeable bond exercises its conversion or exchange right)), except in each case (i), (ii) and (iii) above if the Company or the relevant Subsidiary is obliged under the terms and conditions of such Junior Securities or Parity Securities to make such payment, such redemption, such repurchase or such other acquisition.

“Conversion Agents” means the Securities Administrator (the “Principal Conversion Agent”) together with any additional conversion agent appointed by the Company in accordance with Section 9.01.

“Conversion Date” means an Accelerated Mandatory Conversion Date, an Optional Mandatory Conversion Date or a Voluntary Conversion Date, and the Maturity Date.

“Conversion Notice” has the meaning specified in Section 4.04(b).

“Conversion Period” means the period from, and including, the Issue Date to, and including, the earlier of the following days:

(i) the 25th Trading Day prior to the Maturity Date, provided that if such day is not a Business Day, the Business Day immediately preceding such day; and

(ii) if the day pursuant to clause (i) falls within an Excluded Period, the first Business Day prior to the beginning of such Excluded Period.

“Conversion Price” means each of the Minimum Conversion Price and the Maximum Conversion Price.

“Conversion Ratio” means each of the Maximum Conversion Ratio and the Minimum Conversion Ratio.

“CSSF” means the Commission de Surveillance du Secteur Financier.

“Current Market Value” means in respect of one Settlement Share the value of such Settlement Share, determined on the basis of the simple arithmetic average of the Share Prices during a period of 30 consecutive Trading Days ending on the second Trading Day prior to the day on which the event described in Section 5.03 occurs, rounded to two decimal places with $0.005 being rounded upwards.

“Custodian” means any bank or other financial institution with which a Holder maintains a securities account in respect of any Notes and having an account maintained with the Clearing System.

“Daily Relevant Conversion Ratio” means the Conversion Ratio calculated by the Calculation Agent for each Trading Day of the relevant Calculation Period as follows:

(i) if the Share Price on such Trading Day is less than or equal to the Minimum Conversion Price, the Daily Relevant Conversion Ratio for such Trading Day will be equal to the Maximum Conversion Ratio on such Trading Day;

(ii) if the Share Price on such Trading Day is greater than or equal to the Maximum Conversion Price, the Daily Relevant Conversion Ratio for such Trading Day will be equal to the Minimum Conversion Ratio on such Trading Day; and

(iii) if the Share Price on such Trading Day is greater than the Minimum Conversion Price but less than the Maximum Conversion Price, the Daily Relevant Conversion Ratio for such Trading Day will be equal to $25 divided by the Share Price on such Trading Day.

“DWAC” means a Deposit/Withdrawal at Custodian, or any successor method of transfer, initiated in accordance with the procedures of the Depository.

“Enforcement Event” means each of (i) a Non-payment Event and (ii) a Bankruptcy, Dissolution or Liquidation Event.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System.

“European Registry Shares” means Ordinary Shares which are registered in a local shareholders’ register kept on behalf of the Company by BNP Paribas Securities Services (or its successor) (the “European Share Depositary”) in The Netherlands or directly on the Company’s Luxembourg shareholders’ register without being held on the Company’s local shareholders’ register kept in The Netherlands.

“Excluded Period” means any of the following periods:

(i) in connection with any shareholders’ meeting of the Company, the period from, and including, the 21st day prior to such shareholders’ meeting to, but excluding, the Business Day following such shareholders’ meeting;

(ii) a period of 14 days ending on the last day of the Financial Year of the Company; and

(iii) a period commencing on the day on which an offer by the Company to its shareholders inviting them to subscribe to Ordinary Shares, warrants on Ordinary Shares or notes with conversion or option rights or obligations or profit participation rights (including but not limited to offers regarding spin-offs) is published, and ending on the last day of the subscription period (both dates inclusive).

“Financial Year” means the financial year as set out in the Company’s articles of association.

“Fitch” means Fitch Ratings.

A “Free-Float Event” will occur if at any time the Free Float is less than 30% of the issued and outstanding Ordinary Shares on each Trading Day in a period of not less than 20 consecutive Trading Days, and where “Free Float” means all issued and outstanding Ordinary Shares less the aggregate of those Ordinary Shares held by the Mittal Family acting alone or in concert with others.

“Global Note” means any Note that is in global form.

“Group” means the Company and its Subsidiaries taken as a whole.

“Holder” or other similar terms as applied to any Note, means any Person in whose name at the time a particular Note is registered in the Security Register.

“Indenture” means the Base Indenture, as originally executed and as supplemented and amended from time to time by one or more indentures supplemental hereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 2.01(e).

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Amounts, if any.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2013.

“Issue Date” means January 16, 2013.

“Junior Securities” means (i) the Ordinary Shares, (ii) any other shares of any class of the Company (if any) ranking pari passu among themselves and pari passu with the Ordinary Shares, (iii) any other securities or other instruments issued directly by the Company and which rank or are expressed to rank junior to the Company’s obligations under the Notes or (iv) any guarantees or support agreements entered into by the Company which (x) rank or are expressed to rank junior to the Company’s obligations under the Notes and (y) benefit the terms of any other securities or other instruments issued by any Subsidiary of the Company.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Takeover Law” means the loi du 19 mai 2006 concernant les offres publiques d’acquisition.

“Make-whole Amount” or “M” means the approximate value of the embedded option right that has not yet been compensated for up to the Settlement Date, calculated by the Calculation Agent pursuant to the following formula:

M      =      A      ×      c

   t

where:

A	=	$4.18;

c	=	the number of days from, and including, the relevant Settlement Date to but, excluding, the Maturity Date; and

t	=	the number of days from, and including, the Issue Date to, but excluding, the Maturity Date.

“Make-whole Reference Date” has the meaning specified in the definition of “Special Voluntary Conversion Period” in this Section 1.02.

“Mandatory Interest Payment Date” means the earliest of:

(i) the date falling 10 Business Days after the date on which a Compulsory Payment Event has occurred;

(ii) the next Interest Payment Date on which the Company elects to pay Optionally Outstanding Payments, so long as the Company has validly given not less than ten nor more than 15 Business Days’ notice as set forth under the Indenture;

(iii) the date on which the Company fails to pay any amount due under the Notes other than pursuant to an election not to pay interest pursuant to Section 3.02;

(iv) the date on which an Enforcement Event occurs;

(v) the Settlement Date of any mandatory conversion of Notes; and

(vi) the Settlement Date for any conversion of Notes during a Special Voluntary Conversion Period.

“Maturity Date” means January 15, 2016.

“Maximum Conversion Price” means initially $20.94 per Ordinary Share, subject to adjustment as provided for in Section 4.05, in which case “Maximum Conversion Price” means the Maximum Conversion Price as adjusted from time to time.

“Maximum Conversion Ratio” or “MaxCR” means, with respect to each Note, initially 1.49254 Ordinary Shares (equal to $25 divided by the Minimum Conversion Price), subject to adjustment as provided for in Section 4.05, in which case “Maximum Conversion Ratio” means the Maximum Conversion Ratio as adjusted from time to time.

“Minimum Conversion Price” means initially $16.75 per Ordinary Share, subject to adjustment as provided for in Section 4.05, in which case “Minimum Conversion Price” means the Minimum Conversion Price as adjusted from time to time.

“Minimum Conversion Ratio” means, with respect to each Note, initially 1.19389 Ordinary Shares (equal to $25 divided by the Maximum Conversion Price), subject to adjustment as provided for in Section 4.05, in which case “Minimum Conversion Ratio” means the Minimum Conversion Price as adjusted from time to time.

“Moody’s” means Moody’s Investors Service Limited.

“MTO” means a mandatory takeover bid under the Luxembourg Takeover Law.

“MTO Determination” has the meaning specified in the definition of “Change of Control” in this Section 1.02.

“New York Registry Shares” means Ordinary Shares which are registered in a local shareholders’ register kept on behalf of the Company by Citibank, N.A. (or its successor).

A “Non-payment Event” will occur if (i) any amount of interest on (including Optionally Outstanding Payments) or any other payment due in respect of any Note is not paid on the due date thereof (without prejudice to the Company’s right to defer payment of interest in accordance with Section 3.02) and such non-payment is not remedied within a period of 20 days or (ii) any Settlement Shares are not delivered on the relevant Settlement Date (or the Settlement Date that would have occurred without regard to the Company’s right to suspend conversion in accordance with Section 4.08) and such non-delivery is not remedied within a period of 60 days.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.

“Optional Mandatory Conversion Date” has the meaning specified in Section 4.01(c).

“Optionally Deferred Payments” has the meaning specified in Section 3.02.

“Optionally Outstanding Payments” has the meaning specified in Section 3.02.

“Ordinary Shares” means the ordinary shares in the capital of the Company.

“Parity Securities” means any (i) securities or other instruments issued directly by the Company and which rank or are expressed to rank pari passu with the Company’s obligations under the Notes or (ii) any guarantees or support agreements which (x) rank or are expressed to rank pari passu with the Company’s obligations under the Notes and (y) benefit the terms of any other securities or other instruments issued by any Subsidiary of the Company.

“Paying Agents” means the Securities Administrator (the “Principal Paying Agent”) together with any additional paying agent appointed by the Company in accordance with Section 9.01.

“Physical Notes” means certificated Notes that are not in global form and are issued in denominations of $25 principal amount and multiples thereof.

“Public Offer” means a public tender or exchange offer for the Ordinary Shares following:

(i) the approval of such offer by the CSSF in case the Public Offer is within the scope of the Luxembourg Takeover Law;

(ii) the non-objection by the CSSF in case the Public Offer is outside the scope of the Luxembourg Takeover Law, and such Public Offer could if successful result in, or is itself the result of, a Change of Control; or

(iii) the filing of a Schedule TO or any other form under U.S. securities laws publicly announcing an offer or intention to offer to purchase Ordinary Shares which, if consummated, would result in a Change of Control.

A “Rating Event” occurs if the corporate credit rating of the Company from each of Moody’s, S&P, and Fitch, or any of their respective successors (each a “Rating Agency”):

(i) falls below Ba3 (in the case of Moody’s), BB- (in the case of S&P) and BB- (in the case of Fitch), as applicable, and the Company does not within a 30 day period subsequently receive a rating of Ba3/ BB-/ BB- (or higher), respectively, by at least one of the Rating Agencies; or

(ii) is withdrawn by all of the Rating Agencies, and is not reinstated to a rating of Ba3/ BB-/ BB- (or higher), respectively, by at least one of the Rating Agencies within a 30 day period subsequent to such withdrawal.

If the rating designations employed by any Rating Agency are changed from that which is described above, the Company shall determine, with the agreement of the Principal Conversion Agent, the new rating designations such Rating Agency as are most equivalent to the prior rating designations of such Rating Agency.

“Record Date” means the date by reference to which the holding of Ordinary Shares is determined for purposes of assessing to which shareholders a dividend, a distribution or an allocation, whether declared or resolved on such date or previously declared or resolved, should be paid or delivered.

“Redemption Amount” means the product of (x) the Current Market Value and (y) the Maximum Conversion Ratio (without rounding, including fractions of Ordinary Shares).

“Regular Record Date” means, with respect to the payment of interest on the Notes, the January 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on January 15, the April 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on April 15, the July 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on July 15 and the October 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on October 15.

“Relevant Conversion Ratio” or “RelCR” means the arithmetic average of the Daily Relevant Conversion Ratios (rounded to five decimal places with 0.000005 being rounded upwards) calculated by the Calculation Agent on the basis of the Share Prices on each Trading Day during the relevant Calculation Period.

“Relevant Event” means:

(i) the occurrence of a Public Offer;

(ii) the occurrence of a Change of Control;

(iii) the public announcement by the Company of any transaction or event which resulted in a Free-Float Event or any agreement or understanding which would, if consummated, result in a Change of Control or Free-Float Event; or

(iv) the public announcement by any member or affiliate of the Mittal Family of any tender or exchange offer which would, if consummated, result in a Free-Float Event.

“Relevant Event Conversion Ratio” or “RelEvCR” means the conversion ratio calculated by the Calculation Agent in accordance with the following formula:

RelEvCR      =      RelCR      +      (MaxCR       -      RelCR)      ×      c

          t

where “c” means the number of days from, and including, the relevant Make-whole Reference Date to, but excluding, the Maturity Date; “t” means the number of days from, and including, the Issue Date to, but excluding, the Maturity Date; and “RelCR” and “MaxCR” have the respective meanings specified in this Section 1.02.

“Relevant Jurisdiction” has the meaning specified in Section 2.03(a).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Creditors” means all of the Company’s:

(i) unsubordinated obligations;

(ii) subordinated obligations except for Parity Securities and Junior Securities; and

(iii) subordinated obligations required to be preferred by law.

“Settlement Date” means the date for the delivery of any Settlement Shares as described in this Supplemental Indenture which will be:

(i) in the case of mandatory conversion pursuant to Section 4.01(a), the Maturity Date;

(ii) in the case of mandatory conversion pursuant to Section 4.01(b), the Accelerated Mandatory Conversion Date;

(iii) in the case of mandatory conversion pursuant to Section 4.01(c), the Optional Mandatory Conversion Date;

(iv) in the case of voluntary conversion pursuant to Section 4.02(a), the sixth Business Day following the relevant Voluntary Conversion Date; or

(v) in the case of voluntary conversion pursuant to Section 4.02(b), the third Business Day following the relevant Voluntary Conversion Date;

in each case provided that if a Settlement Disruption Event occurs on the Settlement Date, and delivery of any Settlement Shares cannot be effected on the Settlement Date, then the Settlement Date with respect to such Settlement Shares will be postponed until the first succeeding Business Day on which delivery of the Settlement Shares can take place through the Depository or in any other commercially reasonable manner.

“Settlement Disruption Event” means an event beyond the control of the Company as a result of which the Depository cannot settle the book-entry transfer of the relevant Settlement Shares.

“Settlement Shares” means the Ordinary Shares to be delivered by the Company upon conversion.

“Share Price” means on any Trading Day the volume-weighted average price of an Ordinary Share on the Stock Exchange as reported by Bloomberg (or any successor service) under the page “MT:NA <equity> AQR” or, if unavailable, the volume-weighted average price of an Ordinary Share on the Stock Exchange in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on the Stock Exchange, in each case converted if necessary into U.S. dollars using the rate provided by the European Central Bank on such Trading Day (or, if such rate is not available, such other rate as, in the reasonable opinion of the Company, may be substituted for it) and rounding the resultant amount to the nearest $0.01 ($0.005 being rounded upwards), or, if the Ordinary Shares are not listed on the Stock Exchange, as reasonably determined by an independent investment banking firm of international reputation selected by the Company using a volume-weighted method. Any reference in this Supplemental Indenture to the “Share Price” will include, if the Share Price is discontinued, a reference to a quotation which replaces the Share Price by operation of law or on the basis of generally accepted market practice; provided that, if at any time during any calculation period described in this Supplemental Indenture, the Ordinary Shares will have been quoted ex-dividend, ex-distribution or ex-any other entitlement to another security or asset and during some other part of such period will have been quoted cum-dividend, cum-distribution or cum any other entitlement to another security or asset, then the Share Price on each Trading Day during such period on which the Ordinary Shares will have been quoted cum-dividend, cum-distribution or cum any other entitlement to another security or asset will, for the purpose of this definition, be deemed to be the quoted price thereof reduced by an amount equal to the value of such dividend, distribution or other entitlement per Ordinary Share.

“Special Voluntary Conversion Period” means any period during the Conversion Period between, and including, the following days:

(i) in the case of a Public Offer, the first day on which the Ordinary Shares may be tendered in the Public Offer, or, in the case of any other Relevant Event, the first date of its public announcement (the “Make-whole Reference Date”); and

(ii)(A) if the Public Offer results in the offeror acquiring “control” within the meaning of the Luxembourg Takeover Law, the last day of the re-opened acceptance period under article 7(3) of the Luxembourg Takeover Law;

(B) if the Public Offer consists of a consolidation of existing control by the offeror or if the Public Offer does not result in the offeror acquiring “control” within the meaning of the Luxembourg Takeover Law, the date on which the final Public Offer results are published;

(C) if the offeror withdraws its Public Offer, the date on which notice of such withdrawal is published; or

(D) in the case of a Relevant Event other than a Public Offer, the date that is 20 Business Days after the occurrence of such Relevant Event;

provided that, notwithstanding the foregoing, in case of a voluntary Public Offer covered by clause (ii) of the proviso to the definition of Change of Control in this Section 1.02, but in the event the Mittal Family does not hold more than 40% of the voting rights attached to the Ordinary Shares at the time the MTO was launched, the Special Voluntary Conversion Period will be the period between, and including, (x) the publication date of the MTO Determination and (y) the end of the tender period of such voluntary Public Offer as determined in clause (ii) above. In addition, for the avoidance of doubt, following the end of the tender period of such voluntary Public Offer, a Special Voluntary Conversion Period will begin as set out in this paragraph in respect of the MTO subsequently launched as a result of the MTO Determination.

“Stated Interest Rate” has the meaning specified in Section 3.01.

“Stock Exchange” means the NYSE Euronext Amsterdam or, if the Ordinary Shares cease to be listed on such exchange, the NYSE Euronext Paris, or if not listed on the NYSE Euronext Paris, the principal United States national securities exchange on which the Ordinary Shares are listed, quoted or traded or, if not listed on a United States national securities exchange, the principal other market or exchange on which the Ordinary Shares are then listed, quoted or admitted for trading.

“Substitute Shares” has the meaning specified in Section 4.05(b)(vi).

“Successor Company” has the meaning specified in Section 8.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Trading Day” means any day when the Stock Exchange quotes the Ordinary Shares for the entire trading day.

“Transfer Agent” means the Securities Administrator.

“Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities AG, London Bank, Goldman, Sachs & Co. and Crédit Agricole Corporate and Investment Bank.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York.

“Voluntary Conversion Date” means the Business Day on which the Voluntary Conversion Right has been exercised in accordance with the provisions of Section 4.04(b), or, if such day falls within an Excluded Period, the first Business Day after the end of such Excluded Period. If such day falls after the Conversion Period, the Voluntary Conversion Right will not have been validly exercised.

“Voluntary Conversion Right” has the meaning specified in Section 4.02(a).

ARTICLE 2

THE SECURITIES

SECTION 2.01. Title and Terms; Payments.

(a) There is hereby established a series of Securities designated the “6.00% Mandatorily Convertible Subordinated Notes due 2016” initially limited in aggregate principal amount to $2,250,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture.

(b) The Notes shall be issued in denominations of $25 stated principal amount and integral multiples thereof.

(c) The Notes shall not be redeemable or terminable prior to the Maturity Date (except that they may be converted automatically as provided in Section 4.01(b), at the Company’s option as provided in Section 4.01(c) or at Holders’ option as provided in Section 4.02 or declared due and payable at the Holders’ option as provided in Section 5.03) and shall not be subject to any sinking fund.

(d) The Notes shall be mandatorily convertible on the Maturity Date as provided in Section 4.01(a) or any Accelerated Mandatory Conversion Date as provided in Section 4.01(b).

(e) The Company may from time to time hereafter, without the consent of the Holders, issue additional notes (“Additional Notes”) under the Indenture with identical terms (save for the inter alia the Issue Date), so that the same will be consolidated, form a single issue with and increase the aggregate principal amount of the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”); provided that if such Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional

Notes will have a CUSIP, ISIN, or other identifying number that differs from that of the Initial Notes. The Company shall provide notice to the Holders of any issuance of Additional Notes prior to the issuance thereof.

(f) The Form of Note, the Form of Conversion Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B and C, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

(g) The Company shall wire, through the facilities of the Securities Administrator, any payments on any Global Note in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Global Note. The Company has initially designated the Securities Administrator as the Principal Paying Agent and Security Registrar in respect of the Notes and its agency at its applicable Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.

SECTION 2.02. Book-Entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depository, and (ii) delivered to the Securities Administrator as custodian for the Depository. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture or the Base Indenture with respect to any Global Note held on their behalf by the Depository, or the Securities Administrator as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depository as its nominee, may be treated by the Company, the Trustee, the Securities Administrator, the Conversion Agent and any agent of the Company, the Trustee, the Securities Administrator or the Conversion Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Securities Administrator, the Conversion Agent or any agent of the Company, the Trustee, the Securities Administrator or the Conversion Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Record ownership of Global Notes may be transferred, in whole or in part, only to another nominee of Depository or to a successor of the Depository or its nominee. Notwithstanding anything to the contrary in Section 3.05 of the Base Indenture, if the Depository is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will cause Physical Notes to be issued in exchange for the Global Notes. In addition, beneficial interests in a Global Note may be exchanged for Physical Notes upon request by or on behalf of the Depository in accordance with customary procedures. Other than as set forth in this Section 2.02(b) the Notes shall remain in global form as Global Notes.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 3.05 of the Base Indenture and Section 2.02(b), the Security Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Securities Administrator shall authenticate and deliver pursuant to a Company Order, one or more Physical Notes of like tenor and amount in accordance with Section 3.05 of the Base Indenture.

(d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 3.05 of the Base Indenture and Section 2.02(b), the Global Note shall be deemed to be surrendered to the Securities Administrator for cancellation, and the Company shall execute, and the Securities Administrator shall authenticate and deliver pursuant to a Company Order, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.

(e) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture, Base Indenture or the Notes.

SECTION 2.03. Additional Amounts.

(a) The Company shall make all payments of principal of, premium (if any), interest and any other payment or delivery on the Notes without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by any jurisdiction in which the Company is resident for tax purposes (or in the case of a successor entity any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein)) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor entity, as the case may be, will make such deduction or withholding, will make payment of the amount so withheld to the appropriate governmental authority and will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by the Holders had no such withholding or deduction been required by the Relevant Jurisdiction, except that no Additional Amounts will be payable:

(i) for or on account of:

(A) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner of such Note, as the case may be, and the Relevant Jurisdiction including, without limitation, such Holder or beneficial owner being or having been a citizen or resident of such

Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, other than merely holding such Note or the receipt of payments thereunder;

(2) the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;

(3) the failure of the Holder or beneficial owner to comply with a timely request of the Company or any successor entity addressed to the Holder or beneficial owner, as the case may be, to provide information, documentation and certification concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would under applicable law, regulation or administrative practice have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder; or

(4) the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B) any estate, inheritance, gift, sale, transfer, excise or personal property or similar tax, assessment or other governmental charge;

(C) any withholding or deduction in respect of any tax, duty, assessment or other governmental charge where such withholding or deduction is imposed or levied on a payment pursuant to (x) European Council Directive 2003/48/EC (as such directive has been or shall be amended or replaced) or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or (y) the bilateral agreements concluded between the European Union member states and several third countries or dependent or associated territories of the European Union pursuant to article 17.2 of the European Council Directive 2003/48/EC (as such agreements may be amended and/or replaced); or

(D) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B) and (C); or

(ii) with respect to any payment of the principal of, or premium, if any, or interest on, such Note to a Holder who is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, or beneficial owner been the Holder thereof.

(b) Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note, such mention will be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(c) The provisions of this Section 2.03 supersede and replace the provisions of Section 10.11 of the Base Indenture in their entirety with respect to the Notes.

SECTION 2.04. Company Purchases of Notes. The Company shall have the right to purchase all or part of the Notes at any time before the Maturity Date, without any limitation on price or number, either by repurchasing them through on-market or off-market transactions, or through public tender or exchange offers. Any Notes so repurchased by the Company may, at its discretion, either be (i) cancelled, (ii) held by the Company, (iii) re-sold on the market (to the extent such Note, after such resale, is not a “restricted security” (as defined under Rule 144 under the Securities Act)) or (iv) sold to a Subsidiary and, in the case of (i), (ii) or (iv), shall be deemed to be no longer outstanding under the Indenture.

SECTION 2.05. Subordination. The Company covenants and agrees, and each Holder, by his acceptance of the Notes, likewise covenants and agrees that, to the extent and in the manner set forth in Article XIII of the Base Indenture, the Notes constitute the direct, subordinated and unsecured obligations of the Company and will rank at all times pari passu without any preference or priority among themselves and (subject to such exceptions as are from time to time mandatory under Luxembourg law) rank (i) in priority only to the rights and claims against the Company of the holders of Junior Securities; (ii) pari passu with the rights and claims against the Company of the holders of any Parity Securities; and (iii) junior to the rights and claims against the Company of all Senior Creditors.

ARTICLE 3

INTEREST

SECTION 3.01. Interest Rate. The Notes shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, from the Issue Date, at a rate of 6.00% per annum (the “Stated Interest Rate”) on the stated principal amount, payable quarterly in arrears on each Interest Payment Date (subject to deferral as described in Section 3.02), to the Persons whose names the Notes are registered in the Security Register at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

SECTION 3.02. Optional Deferral of Interest Payments. Interest shall be due and payable on each Interest Payment Date unless the Company elects not to pay such interest on such Interest Payment Date (which the Company may elect to do on any Interest Payment Date unless such Interest Payment Date is a Mandatory Interest Payment Date). Any such election not to pay interest shall not constitute a default of the Company, an Enforcement Event or any other breach of obligations under the Indenture or the Notes or for any other purpose. If the Company decides not to pay the interest on an Interest Payment Date, the Company shall notify the Agents and the Holders in accordance with the Indenture not less than ten and not more than 15 Business Days prior to the relevant Interest Payment Date.

Any interest not paid because of such an election of the Company shall constitute “Optionally Deferred Payments.” Optionally Deferred Payments shall themselves bear interest at the Stated Interest Rate (the “Additional Interest Amount”). Additional Interest Amounts shall accrue from the Interest Payment Date on which such amounts were initially deferred, and shall compound on subsequent Interest Payment Dates, quarterly, at the Stated Interest Rate.

The nominal amount of any Optionally Deferred Payments together with any Additional Interest Amount shall constitute “Optionally Outstanding Payments.”

SECTION 3.03. Payment of Optionally Outstanding Payments. The Company may pay outstanding Optionally Outstanding Payments (in whole but not in part) at any time upon giving not less than ten and not more than 15 Business Days’ notice to the Agents and to the Holders in accordance with the Indenture (which notice shall be irrevocable and will constitute an obligation of the Company to pay the relevant Optionally Outstanding Payments on the payment date specified in such notice). Such notice will also specify the record date, which date shall be no less than 5 Business Days following the date of such notice, for determining the Holders to which such Optionally Outstanding Payments shall be made.

Any outstanding Optionally Outstanding Payments shall become due and payable (in whole but not in part) on any Mandatory Interest Payment Date.

SECTION 3.04. Accrual of Interest. Except as otherwise provided in the Indenture, in the event of a voluntary early conversion with respect to a Note prior to the Maturity Date pursuant to Section 4.02(a) by the Holder other than during a Special Voluntary Conversion Period, such Note shall cease to bear interest from, and including, the Interest Payment Date immediately preceding the relevant Conversion Date or, if the Conversion Date occurs prior to the first Interest Payment Date, the Issue Date.

ARTICLE 4

CONVERSION

SECTION 4.01. Mandatory Conversion.

(a) Mandatory Conversion at Maturity. Unless previously converted, or purchased and cancelled, each $25 principal amount of Notes shall be mandatorily converted on the Maturity Date into a number of Settlement Shares determined in accordance with the Relevant Conversion Ratio. On the Settlement Date, the Company shall, in addition, pay any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date.

(b) Accelerated Mandatory Conversion. If an Accelerated Mandatory Conversion Event occurs prior to the 25th Trading Day immediately preceding the Maturity Date, the Company shall give notice thereof (an “Accelerated Conversion Notice”), including the resulting Accelerated Mandatory Conversion Date, to the Holders, the Trustee, the Securities Administrator and the Conversion Agent in accordance with the Indenture without undue delay. Each $25 principal amount of Notes will be mandatorily converted on any Accelerated Mandatory Conversion Date into such number of Settlement Shares as is equal to the Maximum Conversion Ratio. On the Settlement Date, the Company shall, in addition, pay the Make-whole Amount, any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date.

(c) Early Mandatory Conversion at the Option of the Company. Subject to a period of at least 30 days’ and not more than 60 days’ prior notice to the Holders in accordance with the Indenture, the Company may, at any time during the Conversion Period, mandatorily convert the outstanding Notes, in whole but not in part, on the date of conversion fixed by the Company in the notice (the “Optional Mandatory Conversion Date”). Each $25 principal amount of Notes will be mandatorily converted on the Optional Mandatory Conversion Date into such number of Settlement Shares as is equal to the Maximum Conversion Ratio. On the Settlement Date the Company shall, in addition, pay the Make-whole Amount, any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date.

SECTION 4.02. Voluntary Conversion.

(a) Voluntary Conversion at the Option of the Holder. Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note shall have the right (the “Voluntary Conversion Right”), at such Holder’s option, to convert each of its Notes in whole or in part on any Business Day during the Conversion Period; provided that no Holder may exercise its Voluntary Conversion Right during any Excluded Period. In the event a Holder exercises its Voluntary Conversion Right, the number of Settlement Shares to be issued and/or delivered by the Company per $25 principal amount of Notes upon conversion will be equal to the Minimum Conversion Ratio. On the Settlement Date, the Company shall, in addition, pay any Optionally Outstanding Payments in respect of the Notes being converted. Accrued and unpaid interest from, and including, the preceding Interest Payment Date, if any, to, but excluding, the Conversion Date will be deemed to have been paid in full rather than canceled, extinguished or forfeited.

The Voluntary Conversion Right may not be exercised by a Holder if such Holder has declared its Notes due and payable in accordance with Section 5.03. Any exercise of a Voluntary Conversion Right during a Special Voluntary Conversion Period shall be considered as an exercise of a Voluntary Conversion Right pursuant Section 4.02(b).

Notwithstanding anything to the contrary in this Supplemental Indenture, if a Holder submits a Conversion Notice (or, in the case of a conversion of a beneficial interest in a Global Note initiated by the Holder), the Company shall have the right within one Business Day to issue a notice of mandatory conversion fixing a date for conversion that complies with Section 4.01(c)

for all outstanding Notes, in whole but not in part, to the Trustee, the Securities Administrator, the Conversion Agent and the Holders. In that case, all outstanding Notes (including such Notes submitted for voluntary conversion) will be converted into Settlement Shares at the Maximum Conversion Ratio, and the Company will, in addition, pay the Make-whole Amount, any Optionally Outstanding Payments and any other accrued and unpaid interest, all pursuant to Section 4.01(c).

In addition, and notwithstanding anything to the contrary in this Supplemental Indenture, if the Company delivers an Accelerated Conversion Notice pursuant to Section 4.01(b) or a notice of mandatory conversion pursuant to Section 4.01(c), no Holder may convert its Notes pursuant to the Voluntary Conversion Right.

(b) Voluntary Conversion upon the Occurrence of a Relevant Event. Each Holder who exercises its Voluntary Conversion Right during a Special Voluntary Conversion Period has the right to convert its Notes in whole or in part into Settlement Shares at the Relevant Event Conversion Ratio (in the event of a Relevant Event other than a Public Offer) or the Maximum Conversion Ratio (in the event of a Public Offer).

In the event of a voluntary conversion during the Special Voluntary Conversion Period following the occurrence of a Relevant Event that is not a Public Offer, the number of Settlement Shares to be issued and/or delivered by the Company per $25 principal amount of Notes upon conversion will be equal to the Relevant Event Conversion Ratio. In the event of a voluntary conversion during the Special Voluntary Conversion Period following the occurrence of a Public Offer, the number of Settlement Shares to be issued and/or delivered by the Company per $25 principal amount of Notes upon conversion will be equal to the Maximum Conversion Ratio.

In the event of a voluntary conversion during a Special Voluntary Conversion Period, on the Settlement Date, the Company shall, in addition, pay the Make-whole Amount, any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date, in each case in respect of the Notes being converted.

If a Relevant Event occurs, the Company shall give notice to the Holders, the Trustee and the Securities Administrator in accordance with the Indenture as soon as practicable after becoming aware thereof.

For the avoidance of doubt, each Holder who exercises its Voluntary Conversion Right during a Special Voluntary Conversion Period following a Public Offer that constitutes a Change of Control will have the right to convert each of its Notes in whole or in part into Settlement Shares at the Maximum Conversion Ratio.

Except as provided in Section 4.02(b), the conditions set forth in Section 4.02(a) shall apply to any a voluntary conversion during a Special Voluntary Conversion Period.

If a Free-Float Event occurs prior to the 25th Trading Day immediately preceding the Maturity Date, the Company will give notice thereof to the Holders, the Trustee and the Securities Administrator in accordance with the Indenture without undue delay.

SECTION 4.03. Fractional Ordinary Shares. Fractions of Settlement Shares for the aggregate number of Notes of a Holder converted pursuant to Section 4.01 or Section 4.02 shall be aggregated, and the result of such aggregation will be rounded down to the next full Settlement Share. Any remaining fraction of a Settlement Share will not be delivered and will not be compensated in cash.

SECTION 4.04. Conversion Procedures.

(a) Conversion; Settlement Shares. The issue and/or delivery of Settlement Shares by the Company upon conversion of the Notes pursuant to Section 4.01 or Section 4.02 is made in lieu of any payment of principal of the Notes and will constitute a discharge of the Company from its corresponding obligation to repay the principal amount of the Notes in cash. Accordingly, except as otherwise described in this Supplemental Indenture, as from the Settlement Date a Holder will not have any rights in relation to the Notes other than the right to have Settlement Shares issued and/or delivered, together with the payment of the Make-whole Amount, if applicable, any Optionally Outstanding Payments and any other accrued and unpaid interest. The mandatory conversion pursuant to Section 4.01 shall not apply to (i) Notes that have been declared due by a Holder in accordance with Section 5.03 and (ii) Notes held by the Company. Notes held by the Company shall be cancelled upon mandatory conversion of the Notes not held by it.

Upon any conversion of the Notes, the Settlement Shares will be delivered to, or to the order of, the Depository or the European Share Depository, as applicable. Upon a conversion of the Notes, Settlement Shares will be New York Registry Shares; provided that a Holder or beneficial owner of a Note may elect to instead receive European Registry Shares pursuant to the terms and conditions of Section 4.04(b). If a Holder or beneficial owner of a Note does not validly elect European Registry Shares and comply with the requirements of Section 4.04(b), New York Registry Shares will be delivered.

(b) Conversion Procedures.

(i) To exercise the Voluntary Conversion Right with respect to a Physical Note, the Holder must:

(A) complete all particulars and properly manually sign the Form of Conversion Notice attached hereto as Exhibit B (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(B) deliver the original Conversion Notice, which is irrevocable, to the Principal Conversion Agent (with a copy to the Company) and the Note to the Principal Conversion Agent on or prior to 4:00 p.m., New York City time, on the last day of the Conversion Period; and

(C) if required, furnish appropriate endorsements and transfer documents.

In its Conversion Notice with respect to a Physical Note, the Holder must specify whether it wishes to receive (i) New York Registry Shares or (ii) European Registry Shares. If no preference is specified, New York Registry Shares will be delivered.

(ii) If an owner holds a beneficial interest in a Global Note and does not elect to receive European Registry Shares upon conversion, such owner must comply with the Depository’s procedures for converting a beneficial interest in a Global Note.

(iii) If an owner of a beneficial interest in a Global Note wishes to receive European Registry Shares (x) upon a mandatory conversion with respect to such interest, (y) upon the exercise of the Voluntary Conversion Right with respect to such interest or (z) at maturity, then either (x) no later than three Business Days after notice from the Company of a mandatory conversion in the case of a mandatory conversion, (y) upon its exercise of the Voluntary Conversion Right in the case of the exercise of such Voluntary Conversion Right or (z) no later than three Business Days prior to the Maturity Date, such owner of a beneficial interest in the Global Notes must:

(A) complete all particulars and properly manually sign the Conversion Notice or a facsimile of the Conversion Notice; and

(B) deliver the original Conversion Notice (together with all attachments thereto), which is irrevocable, to the Principal Conversion Agent (with a copy to the Company) on or prior to 4:00 p.m., New York City time.

(iv) In the case of Section 4.04(b)(i), Section 4.04(b)(ii) or Section 4.04(b)(iii), the Conversion Agent and Securities Administrator shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the owner, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Conversion Agent or Securities Administrator in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

In addition, the Securities Administrator must receive (x) DWAC instructions given in accordance with the Depository’s procedures from an agent member directing the Securities Administrator to reduce the principal amount of the applicable Global Note in an amount equal to the beneficial interest held by such owner in such Global Note and (y) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository. The Securities Administrator shall give the Company notice of such instructions no later than the Business Day after such instructions are received by the Securities Administrator.

(v) Upon fulfillment of all requirements specified in Section 4.04(b)(i), the Principal Conversion Agent shall confirm whether the number of Notes delivered to the Principal Conversion Agent exceeds or falls short of the number of Notes specified in the Conversion Notice. In the event of any such excess or shortfall, the Holder or owner shall receive the lower of (i) such total number of Settlement Shares which corresponds to the number of Notes set forth in the Conversion Notice, or (ii) such total number of Settlement Shares which corresponds to the number of Notes in fact delivered. Any Notes delivered in excess of the number of Notes specified in the Conversion Notice will be redelivered to the Holder or owner at its cost. In the case of Section 4.04(b)(ii) or Section 4.04(b)(iii), the Principal Conversion Agent will act in accordance with the regulations of the Depository in respect of any Global Note.

(vi) The Holder or owner of a beneficial interest in a Global Note will be deemed the record owner of Settlement Shares as at 5:00 p.m., New York City time, on the applicable Settlement Date. Until such time, such Holder or owner will not be entitled to any of the rights of a record holder of Ordinary Shares.

(vii) Upon any Conversion of the Notes, the Settlement Shares to be delivered shall be transferred in accordance with the procedures of the Depository or to the securities account specified in the Conversion Notice.

(c) Issue or Transfer Taxes; Fees. The Company will pay any documentary, stamp or similar issue or transfer tax due or fees payable to Citibank, N.A. (or its successor) upon delivery of New York Registry Shares or to BNP Paribas Securities Services (or its successor) upon delivery of European Registry Shares unless any portion of the tax or fee is due because the Holder requests any Settlement Shares to be issued in a name other than the Holder’s name, in which case the Holder will pay that portion of the tax or fee.

SECTION 4.05. Adjustment of Conversion Price and Conversion Ratio.

(a) Reduction of Capital. In the event of a reduction of capital by reason of losses, the rights of the Holders to receive Ordinary Shares will be reduced accordingly, as if such Holders had been shareholders of the Company as of the date of the issue of the Notes, whether the reduction of capital is achieved through a reduction in the accounting par value of the Ordinary Shares or in the number of Ordinary Shares. In the latter case, the new Conversion Ratio for the allocation of Ordinary Shares will be determined by the Calculation Agent by multiplying the Conversion Ratio in effect prior to the reduction in capital by the following formula:

Number of Ordinary Shares existing after the transaction
Number of Ordinary Shares existing before the transaction

(b) Financial Transactions. If any of the transactions described in this Section 4.05(b) are effected after the Issue Date, the rights of the Holders shall be preserved until the relevant Settlement Date by adjusting the Conversion Ratio in accordance with this Section 4.05(b). Any such adjustment shall be calculated in such a manner so that the value of the Ordinary Shares which would have been delivered in the event of a conversion of the Notes before the occurrence of the transactions that result in an adjustment, is equivalent to the value of the Ordinary Shares which would be delivered in the event of a conversion of the Notes after the occurrence of such transaction. Any such adjustments shall be calculated by the Calculation Agent. In the event of an adjustment carried out in accordance with this Section 4.05(b), the new

Conversion Ratio shall be calculated to five decimal places and rounded to the nearest one-hundred thousandth (0.000005 being rounded upwards). Any subsequent adjustments shall be carried out on the basis of such newly calculated and rounded Conversion Ratio.

(i)

(A) In the event of a financial transaction conferring a preferential subscription right, the new Conversion Ratio shall be determined by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Share price ex-subscription right plus the price of the subscription right
Share price ex-subscription right

For the purposes of calculating this formula, the Share price ex-subscription right and of the subscription right shall be determined on the basis of the volume-weighted average price on the Stock Exchange of the Ordinary Shares falling in the subscription period during which the Share ex-subscription right and the subscription right are traded.

(B) In the event of a financial transaction by way of a free allocation of listed warrants to shareholders with the possibility of a related placement of securities upon exercise of warrants not exercised by their holders at the end of their subscription period, the new Conversion Ratio shall be equal to the product of the Conversion Ratio in effect prior to the transaction in question multiplied by the following ratio:

Share price ex-right plus the value of the warrant
Share price ex-right

For the purposes of calculating this formula,

(1) the Share price ex-right shall be calculated on the basis of the volume-weighted average of (x) the prices of the Ordinary Shares on the Stock Exchange falling in the subscription period during which the Ordinary Shares are traded and (y) (1) the sale price of the securities sold in the placement, by applying to such sale price the volume of Ordinary Shares sold in such placement, if such securities are fungible with existing Ordinary Shares, or (2) the prices of the Ordinary Shares on the Stock Exchange on the day the sale price for the securities sold in the placement is fixed, if such securities are not fungible with existing Ordinary Shares; and

(2) the value of the warrant shall be calculated on the basis of the volume-weighted average of (x) the prices of the warrant on the Stock Exchange (or, in the absence of a listing on the Stock Exchange, on any other regulated market) falling in the subscription period during which the warrants are traded, and, (y) for the placement, of the implicit value (“valeur implicite”) of the warrants corresponding to the difference, if it is positive, adjusted by the exercise ratio, between the sale price of the securities sold in the placement and the subscription price of the securities, by applying to the value so calculated, the volume corresponding to the warrants exercised to deliver the securities sold in the placement;

(ii) In the event of an increase in Share capital by capitalization of reserves, profits or share premia and by distribution of bonus Ordinary Shares, or in the event of a share split or reverse share split, the new Conversion Ratio shall be determined by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Number of Ordinary Shares existing after the transaction
Number of Ordinary Shares existing before the transaction

(iii) Only if the Company assigns a nominal value to the Ordinary Shares, in the event of an increase in Share capital without Ordinary Shares being issued by means of a capitalization of reserves, profits or share premia, effected by increasing the nominal value of the Ordinary Shares, the Conversion Ratio will not be adjusted, but the nominal value of the Ordinary Shares which may be deliverable upon conversion will be increased accordingly.

(iv) In case of a distribution of reserves, in cash or in kind, or of premiums, the new Conversion Ratio shall equal the product of the Conversion Ratio in effect prior to the beginning of such transaction and the following ratio:

Value of the Ordinary Share prior to the date on which the Ordinary Shares are traded ex-distribution

Value of the Ordinary Share prior to the date on which the Ordinary Shares are traded

ex-distribution minus the amount of distribution per Ordinary Share or value of the securities or assets distributed per Ordinary Share

For the purposes of calculating this formula:

(A) the value of the Ordinary Share prior to the date on which the Ordinary Shares are traded ex-distribution shall be calculated on the basis of the volume-weighted average price of the Ordinary Share on the first three Trading Days immediately preceding the date on which the Ordinary Shares are traded ex-distribution; and

(B) in case of a distribution in kind:

(1) in the case of distribution of financial instruments, the value of such financial instruments shall be calculated as described above if such financial instruments are already traded on a regulated market in the European Union (or its equivalent in a non-European Union jurisdiction);

(2) if such financial instruments are not traded on a regulated market in the European Union (or its equivalent in a non- European Union jurisdiction) prior to the date on which the Ordinary Shares are traded ex-distribution, the value of these financial instruments shall be calculated, if such financial instruments are admitted to trading on a regulated market in the European Union (or its equivalent in a non-European Union jurisdiction) during the period of 20 Trading Days commencing on the date on which the Ordinary Shares are traded ex-distribution, on the basis of the volume-weighted average price on such stock exchange during the first three Trading Days that follow the date on which the Ordinary Shares are traded ex-distribution and during which such financial instruments are traded; and

(3) in all other cases (non-traded financial instruments or other assets), by an independent investment banking firm of international repute selected by the Company.

(v) In the event of an allotment of bonus financial instruments of the Company other than Ordinary Shares and subject to Section 4.05(b)(i)(B), the new Conversion Ratio shall be determined:

(A) if the right to receive financial instruments is admitted to trading on the Stock Exchange, by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Share price ex-right plus the price of the right to receive financial instruments
Share price ex-right

For the purposes of calculating this formula, the Share price ex-right and the price of right to receive financial instruments shall be determined on the basis of the volume-weighted average price on the Stock Exchange of the Ordinary Shares ex-right and of the right to receive financial instruments on the first three Trading Days on which the Ordinary Shares ex-right and the right to receive financial instruments are traded. If this calculation is made on the basis of the volume-weighted average prices for less than two Trading Days, it shall be confirmed or evaluated by an independent investment banking firm of international repute selected by the Company.

(B) if the right to receive financial instruments is not admitted to trading on the Stock Exchange, by multiplying the Conversion Ratio in effect prior to the relevant transaction by the following formula:

Share price ex-right plus the value of the financial instruments allocated to each Ordinary Share
Share price ex-right

For the purposes of calculating this formula, the Share price ex-right shall be determined as in (v)(A) above and the value of the financial instruments allocated to each Ordinary Share, if such instruments are traded on a regulated market in the European Union (or its equivalent in a non- European Union jurisdiction), shall be determined on the basis of the volume-weighted average price during the first three Trading Days following the date of allocation of such financial instruments during which the Ordinary Shares ex-right and the financial instrument(s) are traded. If the financial instruments allocated are not traded on a regulated market in the European Union (or its equivalent in a non-European Union jurisdiction), their value shall be evaluated by an independent investment banking firm of international repute selected by the Company.

(vi) In the event of absorption of the Company by another company or merger of the Company with another company or companies to create a new company, or a division (scission), or spin-off of the Company, the Notes may be converted upon the exercise of the conversion right into shares (“Substitute Shares”) of the absorbing or new company or the companies resulting from any division (scission), transfert d’universalité, transfert du patrimoine professionnel or other spin-off, as the case may be, to the extent that it or they assume the obligations of the Company under the Notes, in the same manner as before such event according to the Conversion Ratio adjusted as set forth below.

The Conversion Ratio for Substitute Shares shall be determined by multiplying the Conversion Ratio in effect before such event by the exchange ratio of Ordinary Shares for Substitute Shares (expressed as a fraction, the numerator of which is the number of Substitute Shares and the denominator of which is the number of Ordinary Shares). In case no exchange ratio of Ordinary Shares for Substitute Shares can be determined, the adjustment, if any, shall be calculated by an independent investment banking firm of international repute selected by the Company.

(vii) In the event that the Company makes an offer to all shareholders to buy back its own Ordinary Shares at a price that is higher than the Market Price the new Conversion Ratio shall be determined by multiplying the Conversion Ratio in effect by the following formula:

Market Price multiplied by (1 minus Pc percent)
Market Price minus Pc percent multiplied by Buy-back Price

For the purposes of calculating this formula:

(A) “Market Price” means the average of at least ten consecutive volume-weighted average prices of the Ordinary Shares on the Stock Exchange chosen from the 20 consecutive volume-weighted average prices of the Ordinary Shares preceding the buyback (or the buy-back offer);

(B) “Pc percent” means the percentage of the Ordinary Share capital that has been bought back; and

(C) “Buy-back Price” means the effective price of buying back Ordinary Shares (which is by definition higher than the Market Price).

(viii) In case of modification of allocation of the profits of the Company through issuance of voting or non-voting preference shares or other preferred equity instruments, the new Conversion Ratio shall be determined by an independent investment banking firm of international repute selected by the Company, taking into account, among other things, the value of the Ordinary Shares prior to the change in the Company’s profit allocation, the modifications made to the allocation of the profits of the Company, the terms and conditions of the non-voting preference shares or other preferred equity instruments and the terms of the offering of such shares or instruments, it being specified that if such shares or instruments are offered through preferential subscription rights or by way of a free allocation of warrants, the Conversion Ratio shall be adjusted only pursuant to Section 4.05(b)(i) and Section 4.05(b)(v).

(ix) In the event a Record Date in respect of a cash dividend or distribution on the Ordinary Shares occurs, the new Conversion Ratio shall be determined according to the following formula:

NCR = CR x	SP SP – D

where:

(A) “NCR” means the new Conversion Ratio;

(B) “CR” means the Conversion Ratio previously in effect;

(C) “D” means the amount of the cash dividend or distribution per Ordinary Share in U.S. dollars (converted, if necessary, based on the rate provided by the European Central Bank on the ex-date); and

(D) “SP” means the average of the Share Prices during the three Trading Days preceding the day on which the Ordinary Shares are traded ex-dividend for such dividend or distribution.

(c) Any adjustment to the Conversion Ratio pursuant to this Section 4.05 shall result in an inverse proportional adjustment to the Conversion Price. Whenever the Conversion Ratio is adjusted as herein provided, the Company shall promptly file with the Securities Administrator and any Conversion Agent an Officer’s Certificate setting forth the Conversion Ratio and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee, the Securities Administrator or any Conversion Agent shall have received such Officer’s Certificate, the Trustee, the Securities Administrator or such Conversion Agent, as applicable, shall not be deemed to have knowledge of any adjustment of the Conversion Ratio or the Conversion Price and may assume without inquiry that the last Conversion Ratio and Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, and in no event later than 5 Business Days following such delivery, the Company shall prepare a notice of such adjustment of the Conversion Ratio and the Conversion Price setting forth the adjusted Conversion Ratio and Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Ratio and the

Conversion Price to the Trustee, the Securities Administrator and the Conversion Agent and to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(d) In the event the Company grants preferential subscription rights as described in Section 4.05(b)(i)(A), the Company shall prepare and deliver a notice to the Trustee, the Securities Administrator and the Conversion Agent and to each Holder of the Notes of such grant prior to the commencement of the grant. Failure to deliver such notice shall not affect any adjustment made under this Section 4.05 and shall not affect the legality or validity of any such adjustment.

(e) For purposes of this Section 4.05, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company, but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(f) Notwithstanding anything to the contrary in this Section 4.05, no adjustment to the Conversion Ratio shall be made:

(i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii) upon the issuance of any Ordinary Shares or options or rights to purchase those Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued; or

(iv) for accrued and unpaid interest on the Notes.

(g) In the event that the Company carries out any transaction in respect of which an adjustment to the Conversion Ratio would not be made as specified in Section 4.05(b)(i) through Section 4.05(b)(ix) and if any future law or regulation should provide for an adjustment, the Company shall make such adjustment in accordance with the applicable laws and regulations and with the practices used in the markets on which the Notes are traded. The Board of Directors shall report on the methods of the calculation and the results of any such adjustment in the next annual report of the Company.

SECTION 4.06. Taxes on Ordinary Shares Issued. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of Ordinary Shares upon conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that Ordinary Shares be issued in a name other than that of the Holder of the Notes converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such Ordinary Shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 4.07. Reservation of Ordinary Shares; Ordinary Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Ordinary Shares. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient number of Ordinary Shares to satisfy early mandatory conversion of the Notes pursuant to Section 4.01(c). The Settlement Shares will be subject to all provisions of the articles of association of the Company, will be fully fungible with the other existing Ordinary Shares of the Company and will carry all rights attached to such Ordinary Shares as from the relevant Settlement Date, it being understood that, in the event a Record Date should occur before the relevant Settlement Date, holders will not have the right to receive or to be indemnified for the dividend or any other distribution or allocation with respect to the Ordinary Shares related to such Record Date (without prejudice to the right to adjustment of the Conversion Ratio pursuant to Section 4.05).

The Company covenants that all Settlement Shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any Settlement Shares on each national securities exchange or over-the-counter or other domestic market on which the Ordinary Shares are then listed or quoted.

The Company shall procure delivery of the Settlement Shares through the Principal Conversion Agent.

SECTION 4.08. Inability to Deliver Settlement Shares. Should the Company become legally barred from delivering or otherwise be unable to deliver Ordinary Shares upon conversion of the Notes, the rights and claims that the Holders would otherwise have to convert their Notes into Ordinary Shares will be suspended for the duration of such inability of the Company to deliver Ordinary Shares; provided that the Notes will continue to bear interest in accordance with Article 3. Such suspension shall not constitute a default of the Company or any other breach of obligations under the Notes (without prejudice to Holders’ rights pursuant to Section 5.02(a)) and shall not affect any other claim or right of the Holders pursuant to the Notes and the Indenture.

If as a result of an event described in Section 5.03 having occurred in relation to the Company, the Company is unable to deliver Settlement Shares to the Holders, the claims of each Holder against the Company for the delivery of Settlement Shares will be converted into a subordinated monetary claim against the Company equal to the Redemption Amount per Note.

The Redemption Amount will be determined by the Calculation Agent. No interest will be payable with respect to the Redemption Amount. The Redemption Amount will fall due for payment not later than on the Business Day prior to the day on which the event described in Section 5.03 occurs.

SECTION 4.09. Limited Responsibility of Trustee, Securities Administrator and Conversion Agent. The Trustee, the Securities Administrator and any Conversion Agent, or any of their respective agents, shall not at any time be under any duty or responsibility to any Holder to determine or calculate the Conversion Ratio, to determine whether any facts exist which may require any adjustment of the Conversion Ratio, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee, the Securities Administrator and any other Conversion Agent, or any of their respective agents, shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee, the Securities Administrator and the Conversion Agent make no representations with respect thereto. None of the Trustee, the Securities Administrator nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in the Indenture. The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Securities Administrator in each of its capacities hereunder, including its capacity as Conversion Agent. This provision shall survive the termination of the Indenture.

SECTION 4.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Ordinary Shares that would require an adjustment in the Conversion Ratio pursuant to Section 4.05; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Ordinary Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Ratio pursuant to Section 4.05 hereof; or

(c) of any reclassification or reorganization of the capital stock of the Company (other than a subdivision or combination of its outstanding capital stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee, the Securities Administrator and any Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on a list of Holders, which the Company shall provide to the Trustee, the Securities Administrator and any Conversion Agent, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 4.11. Stockholder Rights Plan. Each Settlement Share issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Ordinary Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Ordinary Shares in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Ratio shall be adjusted at the time of separation as if the Company had distributed to all holders of the Ordinary Shares rights as described in Section 4.05(b)(v) above.

SECTION 4.12. Notice of Source Shares. Within a commercially reasonable period of time following the first general meeting of shareholders of the Company following the Issue Date, the Company shall publish on the Company’s website, or through such other public medium as the Company may use at such time, the outcome of the vote of the on the resolution to enable the issuance of new Ordinary Shares to satisfy the Company’s obligation with such new Ordinary Shares upon conversion of the Notes.

ARTICLE 5

REMEDIES

SECTION 5.01. Applicability of Article V of the Base Indenture. The provisions set forth in this Article 5, with respect to the Notes, supersede in its entirety Article V of the Base Indenture, and all references in the Base Indenture to Article V thereof and defaults and remedies provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the provisions set forth in this Article 5, respectively; provided, however, that the provisions in Article V of the Base Indenture providing for the collection of fees, expenses and indemnities by the Trustee, the Securities Administrator or any other Agents shall not be deemed to be superseded hereby.

SECTION 5.02. Enforcement Events. (a) If a Non-payment Event occurs, then the Trustee, on behalf of the Holders of the Notes, may, at its discretion, or shall at the direction of Holders of 25% of the aggregate principal amount of outstanding Notes, subject to any applicable laws, institute proceedings for the bankruptcy of the Company and/or prove in any bankruptcy (or other insolvency proceedings) of the Company in respect of any payment or delivery, as the case may be, obligations of the Company arising under the Notes, but may take no other action in respect of such Non-payment Event.

(b) If a Bankruptcy, Dissolution or Liquidation Event occurs, each Holder will be entitled to declare its Notes due and demand immediate redemption thereof at the Redemption Amount, together with accrued and unpaid interest, if any, to the date of repayment and Optionally Outstanding Payments, if any.

(c) Neither the Trustee nor any Holder may take any action other than pursuant to clause (a) or (b) above in respect of an Enforcement Event, and in particular may not take any other action that would influence the outcome of a bankruptcy proceeding or restructuring outside bankruptcy. In addition, following a judgment for bankruptcy, dissolution or liquidation of the Company, if such judgment that would otherwise constitute an Enforcement Event is overturned on appeal or otherwise validly nullified, then such judgment will be deemed to have never constituted an Enforcement Event and the Notes will be deemed to have not become due and repayable as a result thereof.

SECTION 5.03. Termination Rights of the Holders. Each Holder will be entitled to declare its Notes due and demand immediate redemption thereof at the Redemption Amount, together with accrued interest, if any, to the date of repayment and Optionally Outstanding Payments, if any, in the event that the Company goes into liquidation unless this is done in connection with a merger, or other form of combination with another company and such company assumes all obligations contracted by the Company in connection with the Notes.

Any notice, including any notice declaring Notes due, in accordance with the above will be made by means of a written declaration in the English language delivered by hand or registered mail to the specified officer of the Principal Paying Agent together with proof that such Holder at the time of such notice is a Holder of the relevant Notes by means of a certificate of its Custodian or in other appropriate manner. The Principal Paying Agent shall promptly provide notice to the Company of its receipt of any such notice of declaration.

If any Note is declared due for early redemption by Holders pursuant to the provisions described in this Section 5.03, the Voluntary Conversion Right pursuant to Section 4.02 in respect of such Note may no longer be exercised by such Holder from the time of receipt of the notice of termination by the Principal Paying Agent pursuant to the immediately preceding sentence.

ARTICLE 6

SATISFACTION AND DISCHARGE

SECTION 6.01. Satisfaction and Discharge of the Supplemental Indenture. (a) The satisfaction and discharge provisions set forth in this Article 6 shall, with respect to the Notes, supersede in its entirety Article XII of the Base Indenture, and all references in the Base Indenture to Article XII thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the satisfaction and discharge provisions set forth in this Article 6, respectively. When (i) the Company shall deliver to the Security Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Securities Administrator for cancellation shall have become due and payable (whether at the Maturity Date or upon early conversion, redemption or otherwise) and the Company shall deposit with the Securities Administrator, in trust, or deliver to the Holders, as applicable, cash funds or Ordinary Shares, as applicable, sufficient to pay all amounts due (and Ordinary Shares deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Securities Administrator for cancellation, including principal and interest due, accompanied by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Securities Administrator (which may include any of the Underwriters), and, in the case of (i) or (ii) above, if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Securities Administrator and (B) the rights, obligations and immunities of the Trustee, the Securities Administrator and the Agents hereunder), and the Trustee and the Securities Administrator, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 1.02 of the Base Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee and the Securities Administrator for any costs or expenses thereafter reasonably and properly incurred by the Trustee or the Securities Administrator, including the fees and expenses of their counsel, and to compensate the Trustee and the Securities Administrator for any services thereafter reasonably and properly rendered by the Trustee or the Securities Administrator in connection with this Supplemental Indenture or the Notes.

SECTION 6.02. Deposited Monies to Be Held in Trust by Securities Administrator. Subject to Section 6.04, all monies deposited with the Securities Administrator pursuant to Section 6.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies shall be applied by the Securities Administrator to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to Persons entitled thereto and to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Securities Administrator, of all sums due and to become due thereon for principal and interest, if any.

SECTION 6.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Supplemental Indenture, all monies then held by any Paying Agent (if other than the Securities Administrator) shall, upon written request of the Company, be repaid to it or paid to the Securities Administrator, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 6.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Securities Administrator for payment of amounts due on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Securities Administrator on demand, and all liability of the Securities Administrator shall thereupon cease with respect to such monies; and the Holder of any of the Notes shall thereafter look only to the Company for any payment that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 6.05. Reinstatement. If the Securities Administrator or the Paying Agent is unable to apply any money in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Securities Administrator or the Paying Agent is permitted to apply all such money in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Securities Administrator or Paying Agent.

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.01. Amendments or Supplements Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 9.01 of the Base Indenture, the Company, the Trustee and the Securities Administrator may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:

(a) to add guarantees with respect to the Notes; or

(b) to conform the Supplemental Indenture and the form or terms of the Notes to the section entitled “Description of the Notes” as set forth in the final prospectus supplement related to the offering and sale of the Notes dated January 9, 2013.

SECTION 7.02. Amendments, Supplements or Waivers With Consent of Holders. The Company, the Trustee and the Securities Administrator may amend the Notes and the Indenture with respect to the Notes as provided in Sections 9.01 and 9.02 of the Base Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 9.02 of the Base Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver may:

(a) make any change that adversely affects the conversion rights of any of the Notes; or

(b) reduce the Redemption Amount of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such redemption, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise.

SECTION 7.03. Holders Approval of Amendments. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, the Company shall give to the Holders affected by such amendment, supplement or waiver a notice in accordance with the Indenture briefly describing such amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect in such notice, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 7.04. Execution of Supplemental Indenture. In executing this Supplemental Indenture and any amendments or supplements thereto, each of the Trustee and the Securities Administrator shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by the Indenture, and that such Supplemental Indenture, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms. Each of the Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such supplemental indenture which affects its own rights, duties or immunities under this Supplemental Indenture, the Indenture or otherwise.

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 8.01. Applicability of Article VIII of the Base Indenture. The provisions set forth in this Article 8, with respect to the Notes, supersede in its entirety Article VIII of the Base Indenture, and all references in the Base Indenture to Article VIII thereof and the consolidation, merger, conveyance and transfer provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 8 and the provisions set forth in this Article 8, respectively.

SECTION 8.02. Company May Consolidate, Merge, Etc. on Certain Terms. So long as any of the Notes are outstanding, the Company shall not consolidate with or merge into any other Person (excluding Persons controlled by one or more members of the Mittal Family) or convey or transfer all or substantially all of its properties and assets to any other Person (excluding Persons controlled by one or more members of the Mittal Family) unless thereafter:

(a) the Person formed by such consolidation or into which the Company is merged, or the Person which acquired all or substantially all of the Company’s properties and assets (the “Successor Company”), expressly assumes pursuant to a supplemental indenture as provided for in the Indenture the due and punctual payment of interest on and delivery of the consideration due upon conversion of the Notes and the performance or observance of every covenant of the Indenture on the Company’s part to be performed or observed;

(b) immediately after giving effect to such transaction, no Enforcement Event has occurred and is continuing; and

(c) the Successor Company delivers to the Trustee and the Securities Administrator an Officer’s Certificate and an Opinion of Counsel of recognized standing, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture referenced in clause (a) above comply with the Indenture and that all conditions precedent in the Indenture relating to the transaction have been complied with and, immediately after giving effect to the transaction, no Enforcement Event has occurred and is continuing, except that such Officer’s Certificate and Opinion of Counsel will not be required in the event that any such consolidation, merger, conveyance or transfer is made by any court or tribunal having jurisdiction over the Company, its properties and its assets.

For purposes of this Section 8.02, the conveyance or transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person (excluding Persons controlled by one or more members of the Mittal Family), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the conveyance or transfer of all or substantially all of the properties and assets of the Company to such Person.

SECTION 8.03. Successor Company to Be Substituted. In case of any such consolidation, merger, conveyance or transfer pursuant to Section 8.02, such Successor Company (if not the Company) shall succeed to and shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Securities Administrator; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Securities Administrator shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Securities Administrator for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Securities Administrator for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer, upon compliance with this Article 8 the Person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 8) may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 9

COVENANTS

SECTION 9.01. Agents. The Company shall procure that there will at all times be a Principal Paying Agent, a Principal Conversion Agent and a Calculation Agent. The Company is entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, the Company may appoint a financial advisor with appropriate expertise. Furthermore, the Company is entitled to terminate the appointment of any such Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as such an Agent in the relevant capacity, the Company shall appoint another bank of international standing or, in the case of the Calculation Agent only, another financial advisor with appropriate expertise as such an Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with the Indenture, or, should this not be possible, be published in another appropriate manner.

SECTION 9.02. Share Capital. So long as any Notes are outstanding, the Company shall not repay its share capital, nor to alter its articles of association with respect to the distribution of profits to shareholders. However, for the avoidance of doubt, the Company may create voting or non-voting preference shares or other preferred equity instruments, pursuant to the provisions of the law of August 10, 1915 on commercial companies, provided that the rights of the Holders of Notes are protected as described under Section 4.05.

ARTICLE 10

INAPPLICABLE PROVISIONS OF THE BASE INDENTURE

SECTION 10.01. No Redemption. The provisions of Article XI of the Base Indenture shall not apply to the Notes.

SECTION 10.02. No Legal Defeasance or Covenant Defeasance. The provisions of Article IV of the Base Indenture shall not apply to the Notes.

SECTION 10.03. No Offer To Purchase upon a Change of Control. The provisions of Section 10.12 of the Base Indenture shall not apply to the Notes.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLE 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY TO THE NOTES.

SECTION 11.02. Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW AS APPLICABLE, THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER, OR BY ANY PERSON WHO CONTROLS SUCH HOLDER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR

ON BEHALF OF SUCH HOLDER ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

SECTION 11.03. Holders’ Rights in Proceedings. Any Holder may in any proceedings against the Company or to which the Holder and the Company are parties protect and enforce in its own name its rights arising under its Notes on the basis of:

(a) a certificate issued by its Custodian (i) stating the full name and address of the holder, (ii) specifying the aggregate principal amount of Notes credited on the date of such statement to such Holder’s securities account(s) maintained with its Custodian and (iii) confirming that its Custodian has given a written notice to the Clearing System and the Principal Paying Agent containing the information specified in (i) and (ii) and bearing acknowledgements of the Clearing System and the relevant account holder in the Clearing System; and

(b) a copy of the Global Note, certified as being a true copy by a duly authorized officer of the Clearing System or the Principal Paying Agent and the Principal Conversion Agent; or

(c) any other means of proof permitted in legal proceedings in the country of enforcement.

SECTION 11.04. Notices. As long as Global Notes are outstanding, notices to be given to Holders of the Notes will be given to the Depositary, in accordance with its applicable procedures from time to time. Otherwise, notices to the Holders will be provided to the addresses that appear on the Security Register of the Notes. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

SECTION 11.05. Payments on Business Days. In any case where any Interest Payment Date or Mandatory Interest Payment Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of the Notes) payment of interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Mandatory Interest Payment Date, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, or Mandatory Interest Payment Date, as the case may be, to such succeeding Business Day.

SECTION 11.06. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 11.07. Trust Indenture Act. This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Base Indenture that is required to be included herein or in the Base Indenture by any provisions of the Trust Indenture Act, such required provision shall control.

SECTION 11.08. Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Transfer Agent, any authenticating agent, any Security Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 11.09. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes or in connection with a conversion. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Securities Administrator and the Conversion Agent (if different than the Securities Administrator), and each of the Trustee, the Securities Administrator and Conversion Agent (if different than the Securities Administrator) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Securities Administrator shall forward or otherwise make available the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

SECTION 11.10. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.11. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 11.12. Separability Clause. In the event any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ARCELORMITTAL

By:	/s/ Thierry Royer
Name:	Thierry Royer
Title:	Vice President, Treasury

By:	/s/ Henk Scheffer
Name:	Henk Scheffer
Title:	Company Secretary Advocate admitted in Rotterdam

[Trustee and Securities Administrator Signatures Follow]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Assistant Vice President

CITIBANK, N.A., as Securities Administrator

By:	/s/ John Hannon
Name:	John Hannon
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	Include if a Global Note.

ARCELORMITTAL

6.00% Mandatorily Convertible Subordinated Note due 2016

No. [ ]	[Initially][2] $[ ]

CUSIP No. L0302D 178

ArcelorMittal, a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises, in lieu of payment of the principal amount [as set forth in the “Schedule of Increases and Decreases of Notes” attached hereto]3 [of $[            ]]4, to deliver, in respect of such principal amount, to [CEDE & Co.]5 [            ]6, or registered assigns, on January 15, 2016 with respect to each $25 principal amount, as provided in the Supplemental Indenture, a number of Ordinary Shares equal to the Relevant Conversion Ratio unless earlier converted, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 6.00% per annum from January 16, 2013 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable quarterly in arrears on each January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2013, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest.

Interest shall be due and payable on each Interest Payment Date unless the Company elects not to pay such interest on such Interest Payment Date (which the Company may elect to do on any Interest Payment Date unless such Interest Payment Date is a Mandatory Interest Payment Date). Any such election not to pay interest shall not constitute a default of the Company, an Enforcement Event or any other breach of obligations under the Indenture or the Notes or for any other purpose. If the Company decides not to pay the interest on an Interest Payment Date, the Company shall notify the Agents and the Holders not less than ten and not more than 15 Business Days prior to the relevant Interest Payment Date.

Any interest not paid because of such an election of the Company shall constitute Optionally Deferred Payments, which shall themselves bear interest at the Stated Interest Rate. Additional Interest shall accrue from the Interest Payment Date on which such amounts were initially deferred, and shall compound on subsequent Interest Payment Dates, quarterly, at the Stated Interest Rate.

[2]	Include if a Global Note.
[3]	Include if a Global Note.
[4]	Include if a Physical Note.
[5]	Include if a Global Note.
[6]	Include if a Physical Note.

The nominal amount of any Optionally Deferred Payments together with any Additional Interest Amount shall constitute Optionally Outstanding Payments.

The Company shall wire, through the facilities of the Securities Administrator, any payments on any Global Note in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Global Note. The Company has initially designated the Securities Administrator as the Principal Paying Agent and Security Registrar in respect of the Notes and its agency at its applicable Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.

This Note constitutes the direct, subordinated and unsecured obligation of the Company and will rank at all times pari passu without any preference or priority among the Notes and (subject to such exceptions as are from time to time mandatory under Luxembourg law) rank (i) in priority only to the rights and claims against the Company of the holders of Junior Securities; (ii) pari passu with the rights and claims against the Company of the holders of any Parity Securities; and (iii) junior to the rights and claims against the Company of all Senior Creditors.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law of August 10, 1915 on commercial companies, as amended (regarding the representation of noteholders and noteholder meetings), shall not apply to this Note.

Unless the certificate of authentication hereon has been executed by the Securities Administrator referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, ARCELORMITTAL has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: [            ]

ARCELORMITTAL

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: [            ]

CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

ARCELORMITTAL

6.00% Mandatorily Convertible Subordinated Note due 2016

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), initially limited to the aggregate principal amount of $2,250,000,000, or 90,000,000 Notes of $25 principal amount each, all issued or to be issued under and pursuant to an Indenture dated as of January 16, 2013, as amended and supplemented from time to time in accordance with the terms thereof (herein called the “Base Indenture”) and as further supplemented and amended by the Supplemental Indenture dated as of January 16, 2013 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented and amended by the Supplemental Indenture, the “Indenture”) by and among the Company, Wilmington Trust, National Association, herein called the “Trustee”, and Citibank, N.A., herein called the “Securities Administrator”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Securities Administrator and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

The provisions in Article 6 of the Supplemental Indenture supersede the entirety of Article XII of the Base Indenture. The provisions of Article 8 of the Supplemental Indenture supersede the entirety of Article VIII of the Base Indenture. Neither the provisions of Article IV or Article XI of the Base Indenture shall apply to this Note.

The Notes will only be redeemable by conversion into Shares and will not be redeemable in cash, except upon the occurrence of an Enforcement Event. Each Note not converted, or purchased and cancelled, will be mandatorily converted on the Maturity Date into a number of Shares equal to the Relevant Conversion Ratio. On the Settlement Date, the Company shall, in addition, pay any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date.

Upon the occurrence of an Accelerated Mandatory Conversion Event prior to the 25th Trading Day immediately preceding the Maturity Date, the Company shall notify the Holders, the Trustee and the Securities Administrator in accordance with the Indenture, and each $25 principal amount of outstanding Notes will be mandatorily converted into Shares at the then prevailing Maximum Conversion Ratio. On the related Settlement Date, the Company shall, in addition, pay the Make-whole Amount, any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date.

As provided in and subject to the provisions of the Indenture, the Company may, at any time during the Conversion Period, mandatorily convert the outstanding Notes, in whole but not in part, on the Optional Mandatory Conversion Date at the then prevailing Maximum Conversion Ratio for each $25 principal amount of Notes. On the related Settlement Date the Company shall, in addition, pay the Make-whole Amount, any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right to convert each of its Notes in whole or in part on any Business Day during the Conversion Period into a number of Settlement Shares equal to the Minimum Conversion Ratio. On the related Settlement Date, the Company shall, in addition, pay any Optionally Outstanding Payments in respect of the Notes being converted. Accrued and unpaid interest from, and including, the preceding Interest Payment Date, if any, to, but excluding, the conversion date will be deemed to have been paid in full rather than canceled, extinguished or forfeited.

Following a Relevant Event, the Holder hereof has the right to exercise its Voluntary Conversion Right during the relevant Special Voluntary Conversion Period and convert each of its Notes in whole or in part into Settlement Shares at the Relevant Event Conversion Ratio (in the event of a Relevant Event other than a Public Offer) or the Maximum Conversion Ratio (in the event of a Public Offer). On the related Settlement Date, the Company shall, in addition, pay the Make-whole Amount, any Optionally Outstanding Payments and any other accrued and unpaid interest to, but excluding, the Settlement Date, in each case in respect of the Notes being converted.

Fractions of Settlement Shares for the aggregate number of Notes of a Holder converted pursuant to the Indenture shall be aggregated, and the result of such aggregation will be rounded down to the next full Settlement Share. Any remaining fraction of a Settlement Share will not be delivered and will not be compensated in cash.

The Company shall pay any cash amounts due in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders to be effected under the Indenture at any time by the Company, the Trustee and the Securities Administrator with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

If a Non-payment Event occurs, then the Trustee, on behalf of the Holders of the Notes, may, at its discretion, or shall at the direction of Holders of 25% of the aggregate principal amount of outstanding Notes, subject to any applicable laws, institute proceedings for the bankruptcy of the Company and/or prove in any bankruptcy (or other insolvency proceedings) of the Company in respect of any payment or delivery, as the case may be, obligations of the Company arising under the Notes, but may take no other action in respect of such Non-payment Event. If a Bankruptcy, Dissolution or Liquidation Event occurs, the Holder hereof will be entitled to declare its Notes due and demand immediate redemption thereof at the Redemption Amount, together with accrued and unpaid interest, if any, to the date of repayment and

Optionally Outstanding Payments, if any. Neither the Trustee nor any Holder may take any action other than pursuant to the immediately preceding two sentences in respect of an Enforcement Event, and in particular may not take any other action that would influence the outcome of a bankruptcy proceeding or restructuring outside bankruptcy. In addition, following a judgment for bankruptcy, dissolution or liquidation of the Company, if such judgment that would otherwise constitute an Enforcement Event is overturned on appeal or otherwise validly nullified, then such judgment will be deemed to have never constituted an Enforcement Event and the Notes will be deemed to have not become due and repayable as a result thereof

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to deliver Settlement Shares upon conversion of the Notes and to pay the interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Securities Administrator and any agent of the Company, the Trustee or the Securities Administrator may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Securities Administrator nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULES OF INCREASES AND DECREASES OF NOTES

ARCELORMITTAL

6.00% Mandatorily Convertible Subordinated Notes due 2016

The initial principal amount of this Global Note is              DOLLARS ($[            ]). The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Securities Administrator or Custodian

[7]	Include if a Global Note.

EXHIBIT B

[FORM OF CONVERSION NOTICE]

THIS FORM WILL NOT BE ACCEPTED UNLESS IT IS PROPERLY COMPLETED AND EXECUTED AND ALL ATTACHMENTS REQUIRED HEREBY ARE DELIVERED TO THE CONVERSION AGENT.

To:	ArcelorMittal

To:	Citibank, N.A. in its capacity as Conversion Agent

Check A or B below

☐ A. The undersigned is the registered Holder of a Physical Note (No. [    ]) and hereby irrevocably exercises the Voluntary Conversion Right to convert all of such Note or the principal amount thereof noted below, into Settlement Shares, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable, if any, and any Settlement Shares issuable and/or deliverable upon conversion and any Notes representing any unconverted principal amount hereof, be paid or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. The undersigned must attach hereto the pertinent IRS Form W-9 or Form W-8 (or such other successor form) and such other information as may be required by the Securities Administrator with respect to any amounts that may be payable in connection with this Conversion Notice.

Principal amount to be converted:

Settlement Shares to be delivered (check one):	☐ European Registry Shares

☐ New York Registry Shares

☐ B. The undersigned is the owner of a beneficial interest in a Global Note and in connection with a conversion of its interest in such Global Note elects to receive the Settlement Shares as European Registry Shares.

THE FOLLOWING MUST BE COMPLETED BY EACH HOLDER OR OWNER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE SUBMITTING A CONVERSION NOTICE:

Name (including if to be issued otherwise than to the registered Holder):

Address:

Phone Number/Facsimile Number:	/

B-1

Wire Instructions (must be to a U.S. dollar-denominated account):

Securities Account to which Settlement Shares are to be delivered:

ATTACH HERETO THE IRS FORM W-9 OR W-8BEN (OR SIMILAR IRS FORMS) OF THE PAYEE OF ANY AMOUNTS PAYABLE IN CONNECTION WITH THE CONVERSION.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Securities Administrator.

Signature Guarantee

B-2

EXHIBIT C

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                           hereby sell(s), assign(s) and transfer(s) unto                                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                  to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteedby an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Securities Administrator.

Signature Guarantee

C-1